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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                              WCA WASTE CORPORATION

      WCA WASTE CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

      FIRST:  The name of the Corporation is "WCA Waste Corporation."

      SECOND: The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on February 27, 2004.

      THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the DGCL.

      FOURTH: The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I
                                      NAME

      The name of the Corporation is "WCA Waste Corporation."

                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

      The registered office of the Corporation in the State of Delaware is located at 615 S. DuPont Highway, Dover, Delaware 19901, Kent County. The name of the registered agent of the Corporation at such address is Capitol Services, Inc.

                                  ARTICLE III
                                     PURPOSE

      The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the DGCL.

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                                   ARTICLE IV
                                 CAPITALIZATION

SECTION 4.1 AUTHORIZED CAPITAL.

      (a) The total number of shares of stock that the Corporation shall have the authority to issue is 33,000,000 shares of capital stock, consisting of (i) 25,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") and (ii) 8,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

      (b) Subject to the provisions of this Certificate of Incorporation and the Preferred Stock Designation (as defined below) creating any series of Preferred Stock, the Corporation may issue shares of its capital stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation (the "Board of Directors"), which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

SECTION 4.2 PREFERRED STOCK.

      The Preferred Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to and vested in the Board of Directors to authorize from time to time the issuance of Preferred Stock in one or more series. With respect to each series of Preferred Stock authorized by it, the Board of Directors shall be authorized, to the fullest extent now or hereafter permitted by the DGCL, to establish by resolution or resolutions, and by filing a certificate pursuant to applicable law of the State of Delaware (the "Preferred Stock Designation"), the number of shares to constitute such series, the designations, preferences and relative, participating, optional or other special rights, including voting rights, and the qualifications, limitations or restrictions thereof, if any, of such series and such other rights, powers and preferences with respect to such series as may, to the Board of Directors, seem advisable. Any series of Preferred Stock may vary from any other series of Preferred Stock in any manner.

SECTION 4.3 COMMON STOCK.

      (a) The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of holders of shares of Common Stock of the Corporation and shall be entitled to one vote for each share of Common Stock held.

      (b) Subject to the prior rights and preferences (if any) applicable to shares of Preferred Stock of any series, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

      (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of

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the corporation and subject to the preferential or other rights (if any) of the holders of shares of the preferred stock in respect thereof, the holders of shares of common stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its stockholders, ratably in proportion to the number of shares of common stock held by them. for purposes of this paragraph (c), a liquidation, dissolution or winding-up of the corporation shall not be deemed to be occasioned by or to include (i) any consolidation or merger of the corporation with or into another corporation or other entity or
(ii) a sale, lease, exchange or conveyance of all or a part of the assets of the corporation.

      (d) No holders of shares of stock of the Corporation shall have a preemptive right to purchase or subscribe for and receive shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock.

                                   ARTICLE V
                                    DIRECTORS

SECTION 5.1 NUMBER AND TERM.

      The number of directors of the Corporation shall from time to time be fixed exclusively by the Board of Directors in accordance with, and subject to the limitations set forth in, the bylaws of the Corporation (the "Bylaws"); provided, however, that the Board of Directors shall at all times consist of a minimum of three members. Each director elected at an annual meeting of stockholders shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall have the effect of shortening the term of any incumbent director. Anything in this Certificate of Incorporation or the Bylaws to the contrary notwithstanding, each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 5.2 LIMITATION OF PERSONAL LIABILITY.

      To the fullest extent now or hereafter permitted by the DGCL, no person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 5.2 shall apply to or have any effect on the liability of any director for or with respect to acts or omissions occurring prior to such amendment or repeal.

SECTION 5.3 NOMINATION AND ELECTION.

      (a) Nominations of persons for election or reelection to the Board of Directors may be made by or at the direction of the Board of Directors. The Bylaws may set forth procedures for the nomination of persons for election or reelection to the Board of Directors, and only persons who are nominated in accordance with such procedures (if any) shall be eligible for election or reelection as directors of the Corporation; provided, however, that such procedures shall not infringe upon (i) the right of the Board of Directors to nominate persons for election or reelection to the Board of Directors or (ii) the rights of the holders of any class or series of

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Preferred Stock, voting separately by class or series, to elect additional directors under circumstances specified in the Preferred Stock Designation creating such class or series of Preferred Stock.

      (b) Each director shall be elected in accordance with this Certificate of Incorporation, the Bylaws and applicable law. No stockholders of the Corporation shall have the right or power to cumulate votes attributable to their shares of stock of the Corporation for the election of directors. Election of directors by the Corporation's stockholders need not be by written ballot unless the Bylaws so provide.

      (c) There shall be no limitation on the qualification of any person to be a director or in the ability of any director to vote on any matter brought before the Board of Directors or any committee thereof, except (i) as required by law and (ii) as set forth in a Bylaw adopted by the Board of Directors relating to eligibility for election as a director upon reaching a specified age or, in the case of employee directors, with respect to the qualifications for continuing service of directors upon ceasing employment with the Corporation.

SECTION 5.4 REMOVAL.

      No director may be removed before the expiration of his term of office except for cause and then only by the affirmative vote of the holders of not less than a majority in voting power of all the outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class. No recommendation by the Board of Directors that a director be removed may be made to the Corporation's stockholders unless such recommendation is set forth in a resolution adopted by the affirmative vote of not less than 66-2/3% of the whole Board of Directors.

SECTION 5.5 VACANCIES.

      (a) In case any vacancy shall occur on the Board of Directors because of death, resignation or removal, such vacancy may be filled only by a majority (or such higher percentage as may be specified in the Bylaws) of the directors remaining in office (though less than a quorum), or by the sole remaining director. The director so appointed shall serve for the unexpired term of his predecessor or until his successor is elected and qualified or until his earlier death, resignation or removal. If there are no directors then in office, an election of directors may be held in the manner provided by applicable law.

      (b) Any newly-created directorship resulting from any increase in the number of directors may be filled only by the vote of a majority (or such higher percentage as may be specified in the Bylaws) of the directors then in office (though less than a quorum), or by the sole remaining director, and may not be filled by any other persons (including stockholders). Each director so appointed shall hold office until the next annual meeting of stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal.

      (c) Except as expressly provided in this Certificate of Incorporation or as otherwise provided by applicable law, stockholders shall not have the right to fill vacancies on the Board of Directors or newly-created directorships.

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SECTION 5.6 SUBJECT TO RIGHTS OF HOLDERS OF PREFERRED STOCK.

      Notwithstanding the foregoing provisions of this Article V, if the Preferred Stock Designation creating any series of Preferred Stock entitles the holders of such Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, then all provisions of such Preferred Stock Designation relating to the nomination, election, term of office, removal, filling of vacancies and other features of such directorships shall, as to such directorships, govern and control over any conflicting provisions of this Article V.

                                   ARTICLE VI
                               AMENDMENT OF BYLAWS

      The Board of Directors is expressly authorized and empowered to adopt, alter, amend or repeal the Bylaws but only by the affirmative vote of a majority of the directors then in office. Stockholders shall have the power to alter, amend, expand or repeal the Bylaws but only by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class.

                                  ARTICLE VII
                      ACTIONS AND MEETINGS OF STOCKHOLDERS

SECTION 7.1 NO ACTION BY WRITTEN CONSENT.

      No action shall be taken by the stockholders except at an annual or special meeting of stockholders. Stockholders may not act by written consent in lieu of a meeting.

SECTION 7.2 MEETINGS.

      (a) Meetings of the stockholders (whether annual or special) may only be called by the Board of Directors or by such officer or officers of the Corporation as the Board of Directors may from time to time authorize to call meetings of the stockholders. Stockholders shall not be entitled to call any meeting of stockholders or to require the Board of Directors or any officer or officers of the Corporation to call a meeting of stockholders, except as otherwise expressly provided in the Preferred Stock Designation creating any series of Preferred Stock.

      (b) Stockholders shall not be entitled to propose business for consideration at any meeting of stockholders, except as otherwise expressly provided in the Bylaws or in the Preferred Stock Designation creating any series of Preferred Stock.

      (c) Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting. The person presiding at a meeting of stockholders may determine whether business has been properly brought before the meeting and, if the facts so warrant, such person may refuse to transact any business at such meeting which has not been properly brought before such meeting.

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SECTION 7.3 APPOINTMENT AND REMOVAL OF OFFICERS.

      The stockholders shall have no right or power to appoint or remove officers of the Corporation nor to abrogate the power of the Board of Directors to elect and remove officers of the Corporation. The stockholders shall have no power to appoint or remove directors as members of committees of the Board of Directors, establish qualifications for membership on committees, nor to abrogate the power of the Board of Directors to establish one or more such committees or the power of any such committee to exercise the powers and authority of the Board of Directors to the fullest extent permitted by applicable law.

                                  ARTICLE VIII
                           INDEMNIFICATION; INSURANCE

SECTION 8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Corporation shall indemnify, to the fullest extent permitted by applicable law, each person who is or was a director or officer of the Corporation, and may indemnify each employee and agent of the Corporation and all other persons whom the Corporation is authorized to indemnify under the provisions of the DGCL, from and against all expenses, liabilities or other matters arising out of or in any way related to their status as such or their acts, omissions or services rendered in such capacities.

SECTION 8.2 INSURANCE.

      The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

      The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by applicable law, and all rights conferred upon stockholders, directors or any other persons by or pursuant to this Certificate of Incorporation are granted subject to this reservation. Notwithstanding the foregoing or any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, the provisions of this Article IX and of Article V, Article VI, Article VII and Article VIII may not be repealed or amended in any respect, and no provision inconsistent with any such provision may be added to this Certificate of Incorporation, unless such action is approved by the affirmative vote of the holders of not less than 66-2/3% in voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors, voting together as a single class; provided, however, that any amendment or repeal of
Section 5.2 or Article VIII of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred

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Stock Designation shall be amended after the issuance of any shares of the
Series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

                                   ARTICLE X
                        VOTING REQUIREMENTS NOT EXCLUSIVE

      The voting requirements contained in this Certificate of Incorporation shall be in addition to the voting requirements imposed by law or by the Preferred Stock Designation creating any series of Preferred Stock.

      IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed for and on behalf and in the name of the Corporation by its duly authorized officer on June 21, 2004.

                                                  WCA WASTE CORPORATION

                                                  By:    /s/ J. Edward Menger
                                                         ----------------------
                                                  Name:  J. Edward Menger
                                                  Title: Vice President

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